FOR IMMEDIATE RELEASE
CONTACTS:
Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES INCREASES 2013 GUIDANCE AND REPORTS RECORD
FOURTH-QUARTER AND 2012 RESULTS
PROVO, Utah — Feb. 6, 2013 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record fourth-quarter results with revenue of $588.2 million, a 19 percent improvement over the prior-year period. Revenue was not materially impacted by foreign currency fluctuations. Earnings per share for the quarter were $0.97, a 27 percent year-over-year improvement. Additionally, the company announced that it is increasing its full-year 2013 revenue guidance by $50 million to $2.30 to $2.35 billion. The company expects 2013 earnings per share to be in the range of $3.77 to $3.92 with an anticipated negative foreign currency impact of 3 to 4 percent.

The company reported full year 2012 revenue of $2.17 billion, a 24 percent year-over-year improvement. Annual revenue was negatively impacted 1 percent by foreign currency fluctuations. Earnings per share for the year were $3.52, a 48 percent increase over 2011, or 31 percent when excluding charges related to a Japan customs case in the prior year.
"We are pleased with our solid fourth-quarter results and believe 2013 will be another record year as we launch a new wave of compelling anti-aging products and project strong performances around the world," said Truman Hunt, president and chief executive officer. "Our growth in the fourth quarter was driven by particularly strong trends in several key markets including Japan, South Korea and Mainland China where we continue to see tremendous results from our latest ageLOC products. We expect the upcoming launch of our ageLOC weight-management system to drive significant growth in the back-half of the year."

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

Regional Results
North Asia. Fourth-quarter revenue in North Asia was $250.2 million, compared to $204.3 million for the same period in 2011. The region's results were negatively impacted approximately 1 percent by foreign currency fluctuations. Japan local-currency revenue improved 26 percent while South Korea experienced local-currency revenue growth of 19 percent. The number of sales leaders in the region was up 14 percent while the number of actives improved 3 percent.

Greater China. In Greater China, fourth-quarter revenue increased 28 percent to $141.7 million, compared to $110.6 million in the prior-year period. Foreign currency fluctuations had a positive impact of 3 percent in the region. The sales leader count in the region improved 57 percent, while the number of actives increased 51 percent compared to the prior-year.

South Asia/Pacific. Revenue in South Asia/Pacific was $63.5 million, a 3 percent decline compared to the prior year. Sales in the quarter were positively impacted 4 percent by foreign currency fluctuations. The region's fourth-quarter sales leaders declined 11 percent while actives decreased 1 percent compared to the same period in 2011.

Americas. Revenue in the Americas improved 4 percent to $80.1 million, compared to $76.9 million in the prior-year period. Sales in the U.S. increased 18 percent when excluding $12.5 million of convention sales to non-U.S. distributors in the fourth quarter of 2011. The number of sales leaders improved 19 percent while the number of actives decreased 1 percent compared to the prior year.

Europe. Revenue in Europe was $52.8 million, a 38 percent improvement over the prior-year period. Results in the region were negatively impacted 6 percent by foreign currency fluctuations. Sales leaders and actives in Europe increased 21 and 9 percent, respectively, compared to the prior year.

Operational Performance
The company's operating margin was 15.1 percent for the quarter, compared to 15.3 percent in the prior year. Operating margin for the year was 15.7 percent compared to 13.4 percent in 2011, or 15.3 percent when excluding charges related to a Japan customs case in the prior year. Gross margin during the quarter was 83.8 percent, consistent with the prior year. Selling expenses, as a percent of revenue, were 45.0 percent in the fourth quarter, representing a 170 basis-point increase. The increase was driven by accelerated sales growth in many markets, due in part to successful product launches and a higher number of sales leaders qualifying for promotional incentives. General and administrative expenses, as a percent of revenue, were 23.8 percent, improving 150 basis-points over the prior year. Other income and expenses reflected a gain of $2.9 million.
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Nu Skin Enterprises, Inc.
Feb. 6, 2013

The company's income tax rate for the quarter was 35.5 percent compared to 34.9 percent in the prior-year period. The company's cash and short-term investment position at the end of the quarter was $333.4 million. Dividend payments during the quarter were $11.7 million, and the company repurchased $21.9 million of its outstanding shares. During 2012 the company repurchased approximately $200 million of its outstanding shares.
Outlook
"We expect 2013 will be another record year with healthy trends in all of our regions and a record launch of our new ageLOC weight management system, which we plan to introduce through a global limited time offer in the fall," said Hunt.
"We also recently announced plans to increase our 2013 dividends by 50 percent, which represents a 140 percent increase in dividends over the past three years. With our strong performance and increasing cash flow, we have the financial flexibility to further increase our dividends, repurchase additional shares and continue to invest in important business initiatives to sustain growth," Hunt concluded.
"Based on the strength of our business and the growth of our global sales force, we are raising our expectations for 2013," said Ritch Wood, chief financial officer. "We expect first-quarter 2013 revenue to be $500 to $510 million, and are increasing our annual revenue guidance to $2.30 to $2.35 billion. First-quarter revenue guidance anticipates a 3 percent negative impact from foreign currency and annual guidance anticipates a 3 to 4 percent negative foreign currency impact. We expect earnings per share to be $0.75 to $0.77 for the first quarter, and $3.77 to $3.92 for the year."

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

The company's management will host a webcast with the investment community on Feb. 6, 2013, at noon EST. Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises' website, http://ir.nuskin.com. An archive of the webcast will be available at this same URL through Feb. 22, 2013.
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company's scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company. The company's anti-aging products feature the new ageLOC® suite of products including the ageLOC® R2 nutritional supplement, ageLOC® Galvanic Spa System and ageLOC® Galvanic Body Spa™, as well as the ageLOC® Transformation daily skin care system. A global direct selling company, Nu Skin operates in 53 markets worldwide and is traded on the New York Stock Exchange under the symbol "NUS." More information is available at http://www.nuskin.com.

Please Note: This press release, particularly the "Outlook" section, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, initiatives, strategies and new product introductions; statements of projections regarding revenue, earnings per share, foreign currency impact, the amount and timing of future dividend payments and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•
the actual declaration and payment of the planned dividends by the Board of Directors is subject to any changes in the company's net earnings, financial condition, cash requirements, future prospects or other factors deemed relevant by the company's Board of Directors that could cause the Board of Directors to reduce or discontinue the payment of currently planned quarterly dividends;

•	any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, including possible ingredient supply limitations;

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

•	challenging economic conditions globally;
•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	risks associated with general inquiries and complaints to consumer protection agencies in Japan regarding the activities of some distributors;
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•
continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company's business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by distributors or others;
•
any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission.  The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Fourth Quarters Ended December 31, 2012 and 2011
(in thousands, except per share amounts)

	2012	2011
Revenue:
North Asia	$250,195	$204,312
Greater China	141,668	110,555
South Asia/Pacific	63,451	65,235
Americas	80,147	76,893
Europe	52,784	38,309
Total revenue	588,245	495,304

Cost of sales	95,044	80,171

Gross profit	493,201	415,133

Operating expenses:
Selling expenses	264,620	214,603
General and administrative expenses	139,679	124,954
Total operating expenses	404,299	339,557

Operating income	88,902	75,576

Other income (expense), net	2,893	455
Income before provision for income taxes	91,795	76,031
Provision for income taxes	32,562	26,508

Net income	$59,233	$49,523

Net income per share:
Basic	$1.01	$0.80
Diluted	$0.97	$0.76

Weighted average common shares outstanding:
Basic	58,620	62,268
Diluted	60,893	64,876

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Years Ended December 31, 2012 and 2011
(in thousands, except per share amounts)

	2012	2011
Revenue:
North Asia	$794,833	$751,165
Greater China	570,640	341,919
South Asia/Pacific	330,240	236,212
Americas	288,732	251,984
Europe	185,219	162,711

Total revenue	2,169,664	1,743,991

Cost of sales	353,152	322,624

Gross profit	1,816,512	1,421,367

Operating expenses:
Selling expenses	970,219	751,448
General and administrative expenses	505,449	436,177
Total operating expenses	1,475,668	1,187,625

Operating income	340,844	233,742

Other income (expense), net	4,398	(6,973)
Income before provision for income taxes	345,242	226,769
Provision for income taxes	123,597	73,439

Net income	$221,645	$153,330

Net income per share:
Basic	$3.66	$2.47
Diluted	$3.52	$2.38

Weighted average common shares outstanding:
Basic	60,600	62,066
Diluted	63,025	64,546

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2012 and 2011
(in thousands)

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$320,025	$272,974
Current investments	13,378	17,727
Accounts receivable	36,850	31,615
Inventories, net	135,874	112,111
Prepaid expenses and other	93,276	95,660
	599,403	530,087

Property and equipment, net	229,787	149,505
Goodwill	112,446	112,446
Other intangible assets, net	92,518	83,333
Other assets	118,753	115,585
Total assets	$1,152,907	$990,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,882	$32,181
Accrued expenses	233,202	180,382
Current portion of long-term debt	39,019	28,608
	320,103	241,171

Long-term debt	154,963	107,944
Other liabilities	87,229	67,605
Total liabilities	562,295	416,720

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	317,293	292,240
Treasury stock, at cost	(714,853)	(522,162)
Accumulated other comprehensive loss	(51,822)	(62,565)
Retained earnings	1,039,903	866,632
	590,612	574,236
Total liabilities and stockholders' equity	$1,152,907	$990,956

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

NU SKIN ENTERPRISES, INC.
Actives/Sales Leaders Statistics
	As of December 31, 2012		As of December 31, 2011		% Increase (Decrease)
	Actives	Sales Leaders	Actives	Sales Leaders	Actives	Sales Leaders

North Asia	349,000	17,395	338,000	15,293	3.3%	13.7%
Greater China	216,000	18,527	143,000	11,808	51.0%	56.9%
South Asia/Pacific	98,000	4,988	99,000	5,619	(1.0%)	(11.2%)
Americas	164,000	6,352	166,000	5,356	(1.2%)	18.6%
Europe	119,000	4,528	109,000	3,740	9.2%	21.1%

Total	946,000	51,790	855,000	41,816	10.6%	23.9%

"Actives" include our independent distributors and preferred customers who have purchased products for resale or personal consumption during the previous three months.

"Sales Leaders" include our independent distributors who have completed and who maintain specified sales requirements. "Sales Leaders" also include our qualified sales employees and contractual sales promoters in China.

NU SKIN ENTERPRISES, INC. Reconciliation of Operating Income as Reported to Operating Income Excluding Japan Customs Expense
(in thousands)

	Year Ended December 31,
	2012	2011

Revenue as reported	$2,169,664	$1,743,991

Operating income as reported	$340,844	$233,742

Japan customs expense	─	32,754

Operating income excluding Japan customs expense	$340,844	$266,496

Operating income as a percent of revenue as reported	15.7%	13.4%

Operating income as a percent of revenue excluding Japan customs expense	15.7%	15.3%

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Nu Skin Enterprises, Inc.
Feb. 6, 2013

NU SKIN ENTERPRISES, INC. Reconciliation of Diluted Earnings Per Share as Reported to Diluted Earnings Per Share Excluding Japan Customs Expense
(in thousands)

	Year Ended December 31,
	2012	2011

Net income as reported	$221,645	$153,330

Japan customs expense	─	32,754

Tax effect of Japan customs expense	─	(12,276)

Net income excluding Japan customs expense	$221,645	$173,808

Diluted earnings per share as reported	$3.52	$2.38

Diluted earnings per share, excluding Japan customs expense	$3.52	$2.69

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